UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2018

Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Weststrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2018, Weatherford Worldwide Holdings GmbH (“WWH”), a wholly-owned subsidiary of Weatherford International plc (“Weatherford”), entered into a sale and purchase agreement (the “Agreement”), to sell Weatherford’s laboratory services business (the “Business”) to Oil & Gas Labs, LLC (“OGL”), an affiliate of CSL Capital Management, L.P. (“CSL”), for an aggregate purchase price of $205 million in cash, subject to customary post-closing working capital adjustments. CSL partnered with Carlyle Energy Mezzanine Opportunities Fund II, L.P., who will provide minority common equity and growth capital. The Business to be sold includes Weatherford’s laboratory and geological analysis business, including substantially all employees, personnel and associated contracts related to the Business.

The transaction is expected to close before year-end, subject to receipt of regulatory approvals and third-party consents, as well as other customary closing conditions. The Agreement also contains various representations, covenants, warranties and indemnity obligations of WHH and OGL, which we also consider customary for a transaction of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, copies of which will be filed with Weatherford’s Annual Report on Form 10-K for the period ended December 31, 2018.

Forward-Looking Statements

The above statements and attached press release includes forward-looking statements as defined under federal law, including, but not limited to, those related to the sale transactions described herein and the use of proceeds therefrom. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause the Weatherford’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward looking statements and risk factors in Weatherford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Weatherford undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the sale of the Business is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press release dated October 22, 2018 announcing the sale of the Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: October 22, 2018
/s/ Christoph Bausch
Christoph Bausch
Executive Vice President and Chief Financial Officer